Exhibit 99.1

SMSC REPORTS 58% YEAR-OVER-YEAR INCREASE IN SECOND QUARTER REVENUES, INCLUDING OASIS ACQUISITION

             Revenues and Earnings Exceed Company's Prior Estimates

Hauppauge, NY - September 21, 2005 - SMSC (Nasdaq: SMSC) today announced that revenues for the second quarter ended August 31, 2005 were $79.1 million, an increase of approximately 58% from last year's second quarter revenues of $50.2 million. Approximately half of the increase was attributable to the March 30, 2005 acquisition of OASIS SiliconSystems Holding AG (OASIS), and the remainder resulted from growth in SMSC's other product lines. Second quarter fiscal 2006 revenues included $1.1 million received with respect to shipments to a Taiwanese distributor in fiscal 2005, which could not be recognized previously due to collectibility concerns.

Gross profit percentage was 43.9% for the three months ended August 31, 2005, compared to 47.6% for the year-earlier quarter, and 47.0% for the quarter ended May 31, 2005. For purposes of this discussion, gross profit is defined as revenues minus cost of goods sold, before amortization of intangible assets. The cost of the inventory underlying the $1.1 million of revenues referenced above was written off in the fourth quarter of fiscal 2005. Therefore, there is no cost of good sold in the second quarter of fiscal 2006 associated with that revenue. Also, the gross profit percentage for the second quarter of fiscal 2006 reflects the impact of yield losses aggregating $1.5 million related to certain atypical production issues. Those yields have now returned to expected levels and gross profit improvement is expected in the third quarter of fiscal 2006.

Research and development expenses for the quarter were $14.7 million, compared to $11.2 million in the year-ago quarter, and selling, general and administrative expenses were $18.6 million, compared to $11.9 million in last year's second quarter.

The year-over-year increase in costs and expenses primarily reflects the addition of OASIS and an expense provision of $5.7 million in the second quarter of fiscal 2006 to adjust Stock Appreciation Rights (SARs) to market value as a result of the increase in SMSC's stock price during the quarter. This SARs provision is included within cost of goods sold ($0.4 million), research and development expenses ($1.4 million) and selling, general and administrative expenses ($3.9 million).

All of the above resulted in an operating loss of $0.1 million in the second quarter, compared to operating income of $0.6 million a year ago. Net income was breakeven in the second quarter of fiscal 2006, compared to $0.9 million, or $0.05 per share, in the second quarter of last year.

To provide additional insight into its underlying operations, SMSC is also presenting a second quarter fiscal 2006 statement of operations on a non-GAAP basis, excluding the aforementioned provision to adjust SARs to market value, as well as the impact from non-cash acquisition-related charges, comprised of amortization of acquired intangible assets and adjustments to the value of opening inventory at the date of the OASIS acquisition. This statement is presented in a format that reconciles the non-GAAP measures to the comparable GAAP measures.

On a non-GAAP basis, operating results were as follows: Gross profit percentage for the period was 45.6%, compared to 47.6% in the previous year's second quarter. Operating income was $8.1 million, or 10.3% of revenues, compared to $0.8 million, or 1.6% of revenues, in the year-ago period. Non-GAAP net income was $5.3 million, or $0.25 per share, compared to net income of $1.1 million, or $0.06 per share, in the second quarter of fiscal 2005.

"Second quarter revenues showed growth across all of our product areas," said Steven J. Bilodeau, Chairman and Chief Executive Officer. "Non-PC related sales represented 51% of total sales in the second quarter, with 33% shipping into consumer electronics and automotive infotainment applications and 18% in industrial and other. Shipments into mobile and desktop PCs totaled 49% of sales with mobile exceeding desktop shipments for the second quarter in a row."

Mr. Bilodeau continued, "We are also pleased to have achieved our target of 10% operating income as a percentage of revenues at a $300 million annual run rate, as SMSC delivered a 10.3% operating income margin on a non-GAAP basis this quarter. Going forward, as revenues increase, we expect the continued leverage of operating expenses to further improve operating margins. Our current expectation is that the third quarter will be another quarter of robust year-over-year growth in revenues and earnings as outlined herein."

Cash and liquid investments at August 31, 2005 were $131.7 million, compared to $121.0 million at May 31, 2005. The Company has no bank debt, and book value per share was $14.61 as of August 31, 2005.

Non-GAAP Business Outlook:

Third quarter guidance for non-GAAP net income, which is expected to be between $0.31 and $0.37 per share, assuming approximately 23 million diluted weighted average shares outstanding, is presented only on a non-GAAP basis because of SMSC's inability to project its future stock price and any resultant adjustment that might be required to adjust SARs to market value.

For the third quarter, in line with the non-GAAP net income per share guidance above, SMSC expects the following on a non-GAAP basis:

o Revenues of between $81 million and $86 million, reflecting a year-over-year increase of more than 60% at the midpoint of that range. Of that growth, approximately 28% results from the OASIS acquisition and 32% is attributable to SMSC's pre-existing business.
o  Gross profit percentage of between 46% and 48%.
o  Research and development expenses of between $13.5 million and $14.5 million.
o Selling, general and administrative expenses of between $14 million and $15 million.
o  An effective income tax rate of approximately 31%.

The non-GAAP third quarter guidance above excludes the impact of (a) any charges or credits that might be required relative to SARs and (b) two non-cash acquisition related charges, which are the amortization of acquired intangible assets, estimated to be $1.6 million, and an adjustment to cost of goods sold to reflect the write up of the cost of inventory at the date of the OASIS acquisition, which is estimated to be $0.1 million.

SMSC currently has approximately 1.5 million SARs outstanding, none of which are vested, but all of which are scheduled to vest between September 2005 and September 2010.

In GAAP results, expense recognition related to SARs is determined by a mark-to-market calculation based on SMSC's stock price at the end of each period. The SARs outstanding as of August 31, 2005 have been marked to the actual market price of $26.05 on that date. If the market price of SMSC stock remained at $26.05 on November 30, 2005, an expense provision of approximately $1.0 million ($0.7 million, or $0.03 per share, after tax) would be required in the third quarter due to the passage of additional vesting time related to the SARs. Each $1.00 change in SMSC's share price above or below $26.05 as of November 30, 2005 would require an additional expense provision or credit of approximately $0.75 million ($0.5 million, or $0.02 per share, after tax) in the third quarter, with any credit limited to a maximum of $5.7 million ($3.9 million, or $0.17 per share, after tax).

SMSC includes the actual cash cost of SARs in non-GAAP results as SARs are exercised. However, the non-GAAP guidance above includes no estimate of any cash cost that might be incurred in the third quarter of fiscal 2006 because it is impossible to predict the number of SARs that may be exercised or the market value of SMSC stock at the time any exercise.

About SMSC:

Many of the world's most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC's application focus targets key vertical markets including mobile and desktop PCs, servers, consumer electronics, automotive infotainment and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal PC system controllers, non-PCI Ethernet, ARCNET, MOST, Hi-Speed USB and other high-speed serial communications.

SMSC is headquartered in Hauppauge, New York with operations in North America, Taiwan, Japan, Korea, China and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

Forward Looking Statements:

Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These include the timely development and market acceptance of new products; the impact of competitive products and pricing; the effect of changing economic conditions in domestic and international markets; changes in customer order patterns, including loss of key customers or distributors, order cancellations or reduced bookings; and excess or obsolete inventory and variations in inventory valuation, among others. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures.

SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand. In addition, sales of many of the Company's products depend largely on sales of personal computers and peripheral devices, as well as general industry and market conditions. Reductions in the rate of growth of the PC, consumer electronics, embedded or automotive markets could adversely affect its operating results. SMSC conducts business outside the United States and is subject to tariff and import regulations and currency fluctuations, which may have an effect on its business. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such information is subject to change, and the Company may not necessarily inform, or be required to inform, investors of such changes. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Other Factors That May Affect Future Operating Results" for a more complete discussion of these and other risks and uncertainties.

SMSC is a registered trademark of Standard Microsystems Corporation. Product names and company names are trademarks of their respective holders.

Contact:
Carolynne Borders
Director of Corporate Communications
SMSC
Phone: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com

               STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
           NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                    (In thousands, except per share amounts)


                                                                          Three Months Ended August 31,
                                              --------------------------------------------------------------------------------------
                                                                 2005                                         2004
                                              ------------------------------------------    ----------------------------------------

                                                GAAP         Adjustment       Non-GAAP        GAAP         Adjustment     Non-GAAP


Revenues                                     $   79,060   $       -         $    79,060    $   50,157   $       -       $    50,157

Costs and expenses:
 Cost of goods sold                              44,372        (1,354)(a)        43,018        26,260           -            26,260
 Research and development                        14,685        (1,429)(b)        13,256        11,220           -            11,220
 Selling, general and administrative             18,554        (3,893)(b)        14,661        11,852           -            11,852
 Amortization of intangible assets                1,557        (1,557)(c)           -             266          (266)(c)         -
------------------------------------------------------------------------------------------------------------------------------------

Income (loss) from operations                      (108)        8,233             8,125           559           266             825

Interest income                                     649             -               649           556           -               556
Other income (expense), net                          (5)            -                (5)           (6)          -                (6)
------------------------------------------------------------------------------------------------------------------------------------

Income before provision for income taxes            536         8,233             8,769         1,109           266           1,375

Provision for income taxes                          517         2,954 (d)         3,471           214            96 (d)         310
------------------------------------------------------------------------------------------------------------------------------------

Net income                                           19         5,279             5,298           895           170           1,065
====================================================================================================================================


Basic net income per share                   $      -                       $      0.26    $     0.05                   $      0.06
====================================================================================================================================

Diluted net income per share                 $      -                       $      0.25    $     0.05                   $      0.06
====================================================================================================================================

Weighted average common shares outstanding:
 Basic                                           20,630                          20,630        18,308                        18,308
 Diluted                                         21,611                          21,611        19,169                        19,169



Notes:
SMSC uses certain non-GAAP information to evaluate its operating results and believes such information also provides investors with additional insight into its underlying operations. This schedule presents a full reconciliation between GAAP and non-GAAP results.

(a) The adjustment to Cost of goods sold includes $974 to remove the impact of writing up the cost of inventory at the date of the OASIS acquisition over OASIS' original cost of the inventory. That write up will only impact GAAP Cost of goods sold for the turnover period of the OASIS inventory at the date of acquisition. That turnover period is expected to conclude in the quarter ending November 30, 2005.

     The remaining $380 adjustment to Cost of goods sold is to remove the impact of the provision to adjust Stock Appreciation Rights (SARs) to market value as a result of the increase in SMSC's stock price in the quarter. SMSC includes the actual cash cost of SARs in non-GAAP results as the SARs are exercised. No SARs had become exercisable through August 31, 2005.

(b) The adjustments to Research & development and Selling, general & administrative expense are to remove the impact of the provision to adjust Stock Appreciation Rights (SARs) to market value as a result of the increase in SMSC's stock price in the quarter. SMSC includes the actual cash cost of SARs in non-GAAP results as the SARs are exercised. No SARs had become exercisable through August 31, 2005.

(c) The adjustment to Amortization of intangible assets for the three months ended August 31, 2005 includes $1,291 related to the OASIS acquisition and $266 related to the fiscal 2003 acquisition of Gain Technology Corporation
     (Gain). The adjustment for the three months ended August 31, 2004 relates entirely to the Gain acquisition.

(d) The adjustments to the Provision for income taxes were determined by applying the appropriate incremental tax rates to the adjustments described in notes (a) through (c) above.

               STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
           NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                    (In thousands, except per share amounts)


                                                                          Three Months Ended August 31,
                                              --------------------------------------------------------------------------------------
                                                                 2005                                         2004
                                              ------------------------------------------    ----------------------------------------

                                                GAAP         Adjustment       Non-GAAP        GAAP         Adjustment     Non-GAAP


Revenues                                     $   79,060   $       -         $    79,060    $   50,157   $       -       $    50,157

Costs and expenses:
 Cost of goods sold                              44,372        (1,354)(a)        43,018        26,260           -            26,260
 Research and development                        14,685        (1,429)(b)        13,256        11,220           -            11,220
 Selling, general and administrative             18,554        (3,893)(b)        14,661        11,852           -            11,852
 Amortization of intangible assets                1,557        (1,557)(c)           -             266          (266)(c)         -
------------------------------------------------------------------------------------------------------------------------------------

Income (loss) from operations                      (108)        8,233             8,125           559           266             825

Interest income                                     649             -               649           556           -               556
Other income (expense), net                          (5)            -                (5)           (6)          -                (6)
------------------------------------------------------------------------------------------------------------------------------------

Income before provision for income taxes            536         8,233             8,769         1,109           266           1,375

Provision for income taxes                          517         2,954 (d)         3,471           214            96 (d)         310
------------------------------------------------------------------------------------------------------------------------------------

Net income                                           19         5,279             5,298           895           170           1,065
====================================================================================================================================


Basic net income per share                   $      -                       $      0.26    $     0.05                   $      0.06
====================================================================================================================================

Diluted net income per share                 $      -                       $      0.25    $     0.05                   $      0.06
====================================================================================================================================

Weighted average common shares outstanding:
 Basic                                           20,630                          20,630        18,308                        18,308
 Diluted                                         21,611                          21,611        19,169                        19,169



Notes:
SMSC uses certain non-GAAP information to evaluate its operating results and believes such information also provides investors with additional insight into its underlying operations. This schedule presents a full reconciliation between GAAP and non-GAAP results.

(a) The adjustment to Cost of goods sold includes $974 to remove the impact of writing up the cost of inventory at the date of the OASIS acquisition over OASIS' original cost of the inventory. That write up will only impact GAAP Cost of goods sold for the turnover period of the OASIS inventory at the date of acquisition. That turnover period is expected to conclude in the quarter ending November 30, 2005.

     The remaining $380 adjustment to Cost of goods sold is to remove the impact of the provision to adjust Stock Appreciation Rights (SARs) to market value as a result of the increase in SMSC's stock price in the quarter. SMSC includes the actual cash cost of SARs in non-GAAP results as the SARs are exercised. No SARs had become exercisable through August 31, 2005.

(b) The adjustments to Research & development and Selling, general & administrative expense are to remove the impact of the provision to adjust Stock Appreciation Rights (SARs) to market value as a result of the increase in SMSC's stock price in the quarter. SMSC includes the actual cash cost of SARs in non-GAAP results as the SARs are exercised. No SARs had become exercisable through August 31, 2005.

(c) The adjustment to Amortization of intangible assets for the three months ended August 31, 2005 includes $1,291 related to the OASIS acquisition and $266 related to the fiscal 2003 acquisition of Gain Technology Corporation
     (Gain). The adjustment for the three months ended August 31, 2004 relates entirely to the Gain acquisition.

(d) The adjustments to the Provision for income taxes were determined by applying the appropriate incremental tax rates to the adjustments described in notes (a) through (c) above.

               STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
           NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                    (In thousands, except per share amounts)


                                                                       Six Months Ended August 31,
                                            -----------------------------------------------------------------------------------
                                                              2005                                      2004
                                            ----------------------------------------    ---------------------------------------
                                               GAAP        Adjustment     Non-GAAP         GAAP       Adjustment     Non-GAAP


Revenues                                   $  147,867    $       -      $   147,867    $  103,210    $      -       $  103,210

Costs and expenses:
 Cost of goods sold                            80,864        (1,959)(a)      78,905        52,645           -           52,645
 Research and development                      27,651        (1,397)(b)      26,254        22,082           -           22,082
 Selling, general and administrative           32,145        (3,808)(b)      28,337        23,704           -           23,704
 Amortization of intangible assets              2,710        (2,710)(d)         -             583          (583)(d)        -
 In-process research and development              895          (895)(c)         -             -                            -
-------------------------------------------------------------------------------------------------------------------------------

Income from operations                          3,602        10,769          14,371         4,196          583           4,779

Interest income                                 1,372           -             1,372         1,022          -             1,022
Other income (expense), net                       (52)          -               (52)          (38)         -               (38)
-------------------------------------------------------------------------------------------------------------------------------

Income before provision for income taxes        4,922        10,769          15,691         5,180          583           5,763

Provision for income taxes                      1,876         3,908 (e)       5,784         1,373          210  (e)      1,583
-------------------------------------------------------------------------------------------------------------------------------

Net income                                      3,046         6,861           9,907         3,807          373           4,180
===============================================================================================================================


Basic net income per share                       0.15                   $      0.49    $     0.21                   $     0.23
===============================================================================================================================

Diluted net income per share               $     0.14                   $      0.47    $     0.20                   $     0.21
===============================================================================================================================

Weighted average common shares outstanding:
 Basic                                         20,325                        20,325        18,278                       18,278
 Diluted                                       21,071                        21,071        19,482                       19,482



Notes:
SMSC uses certain non-GAAP information to evaluate its operating results and believes such information also provides investors with additional insight into its underlying operations. This schedule presents a full reconciliation between GAAP and non-GAAP results.

(a) The adjustment to Cost of goods sold includes $1,587 to remove the impact of writing up the cost of inventory at the date of the OASIS acquisition over OASIS' original cost of the inventory. That write up will only impact GAAP Cost of goods sold for the turnover period of the OASIS inventory at the date of acquisition. That turnover period is expected to conclude in the quarter ending November 30, 2005.

     The remaining $372 adjustment to Cost of goods sold is to remove the impact of the provision to adjust Stock Appreciation Rights (SARs) to market value as a result of the increase in SMSC's stock price in the quarter. SMSC includes the actual cash cost of SARs in non-GAAP results as the SARs are exercised. No SARs had become exercisable through August 31, 2005.

(b) The adjustments to Research & development and Selling, general & administrative expense are to remove the impact of the provision to adjust Stock Appreciation Rights (SARs) to market value as a result of the increase in SMSC's stock price in the quarter. SMSC includes the actual cash cost of SARs in non-GAAP results as the SARs are exercised. No SARs had become exercisable through August 31, 2005.

(c) The adjustment to In-process research and development is to remove from the pro forma results the cost of in-process research and development that was purchased in the OASIS acquisition and immediately expensed.

(d) The adjustment to Amortization of intangible assets for the six months ended August 31, 2005 includes $2,178 related to the OASIS acquisition and $532 related to the fiscal 2003 acquisition of Gain Technology Corporation
     (Gain). The adjustment for the six months ended August 31, 2004 relates entirely to the Gain acquisition.

(e) The adjustments to the Provision for income taxes were determined by applying the appropriate incremental tax rates to the adjustments described in notes (a) through (d) above.

               STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 (in thousands)



                                            August 31,          February 28,
                                               2005                 2005
                                         ---------------      ---------------
Assets
Current assets:
 Cash and cash equivalents              $       24,678       $      116,126
 Short-term investments                        106,988               56,519
 Accounts receivable, net                       29,109               23,788
 Inventories                                    38,818               33,310
 Deferred income taxes                          16,612               17,701
 Other current assets                            4,794                4,295
-----------------------------------------------------------------------------

   Total current assets                        220,999              251,739
-----------------------------------------------------------------------------

Property, plant and equipment, net              28,915               22,630
Goodwill                                        79,032               29,435
Intangible assets, net                          48,152                3,584
Deferred income taxes                            9,456                7,163
Other assets                                     3,864                4,708
-----------------------------------------------------------------------------

                                        $      390,418       $      319,259
=============================================================================

Liabilities and shareholders' equity
Current liabilities:
 Accounts payable                       $       22,216       $       15,995
 Deferred income on shipments to
 distributors                                    8,876                7,689
 Accrued expenses, income taxes and
 other liabilities                              21,574               13,400
-----------------------------------------------------------------------------

   Total current liabilities                    52,666               37,084
-----------------------------------------------------------------------------

Deferred income taxes                           16,116                  -
Other liabilities                               15,429               12,326

Shareholders' equity:
 Preferred stock                                   -                    -
 Common stock                                    2,295                2,053
 Additional paid-in capital                    229,340              187,854
 Retained earnings                             103,658              100,612
 Treasury stock, at cost                       (25,961)             (23,799)
 Deferred stock-based compensation              (3,588)              (1,925)
 Accumulated other comprehensive
 income                                            463                5,054
-----------------------------------------------------------------------------

   Total shareholders' equity                  306,207              269,849
-----------------------------------------------------------------------------

                                        $      390,418       $      319,259
=============================================================================